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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 22, 1999, except for the first paragraph of Note 1 - Organization as to which the date is ______, 1999, in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Media Metrix, Inc. dated February 24, 1999.


                                                  Ernst & Young LLP

New York, New York




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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in the first paragraph of Note 1 - Organization to the financial statements.



                                                  /s/ Ernst & Young LLP
New York, New York
February 24, 1999